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                                                          Exhibit No. EX-99.4(a)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is dated as of March 14, 2003, and is among The Montgomery Funds, a Massachusetts business trust ("Montgomery"), Gartmore Mutual Funds, an Ohio business trust ("GMF"), Gartmore Global Investments, Inc., a Delaware corporation ("GGI") (with respect to Sections 5, 12 and 13 and subsection 1(c)(i)(B) only), and Commerzbank AG, a banking corporation organized under the laws of the Federal Republic of Germany ("Commerzbank") (with respect to Section 5 only).

                             Background Information

     A. Montgomery is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company of the management type and has issued and outstanding Class R and Class A shares of beneficial interest, $0.01 par value, of the following two series:

     Montgomery Global Opportunities Fund; and
     Montgomery Global Focus Fund (collectively, the "Acquired Funds" and singly, an "Acquired Fund").

     B. GMF is registered under the 1940 Act as an open-end investment company of the management type, and has issued and outstanding Class A shares of beneficial interest, without par value, of the Gartmore Worldwide Leaders Fund (the "Acquiring Fund").

     C. Each Acquired Fund plans to transfer all of its assets, and to assign all of its Stated Liabilities (as defined in Section 1(c)), to the Acquiring Fund, in exchange solely for Class A shares of beneficial interest, without par value, of the Acquiring Fund ("Acquiring Fund Shares"), which are voting securities, followed by the distribution of the Acquiring Fund Shares by each Acquired Fund to its shareholders in connection with the dissolution of the Acquired Fund, all upon the terms and provisions of this Agreement (each, a "Reorganization" and collectively, the "Reorganizations").

     D. Each of the Acquired Funds and the Acquiring Fund has elected to be a regulated investment company as described in Section 851 of the United States Internal Revenue Code of 1986, as amended (the "Code").

     E. This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1) of the Code for each Acquired Fund and the Acquiring Fund.

     F. The Board of Trustees of Montgomery has determined that the Reorganizations are in the best interests of Montgomery and each Acquired Fund and that the interests of the Acquired Funds' shareholders will not be diluted as a result thereof.

     G. The Board of Trustees of GMF has determined that the Reorganizations are in the best interests of GMF and the Acquiring Fund and that the interests of the Acquiring Fund's shareholders will not be diluted as a result thereof.

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                             Statement of Agreement

     In consideration of the mutual promises herein contained, the parties to this Agreement hereby covenant and agree as follows:

1.   Plan of Reorganization

          (a) Sale of Assets. Subject to the prior approval of shareholders of the Acquired Funds and to the other terms and conditions contained herein (including the condition that each Acquired Fund shall distribute to its shareholders all of its investment company taxable income and net capital gain as described in Section 8(h) herein), Montgomery and each Acquired Fund agree to assign, convey, transfer and deliver to GMF and the Acquiring Fund, and GMF and the Acquiring Fund agree to acquire from Montgomery and each Acquired Fund on the Exchange Date (as defined below), all of the Investments (as defined below), cash and other assets of the Acquired Funds (collectively, "Assets"), in exchange for that number of full and fractional Acquiring Fund Shares having an aggregate net asset value equal to the value of all Assets of that Acquired Fund transferred to the Acquiring Fund, as provided in Section 4, less the liabilities of that Acquired Fund to be assumed by the Acquiring Fund as described below.

          (b) Assets Acquired. The Assets to be acquired by the Acquiring Fund from Montgomery on behalf of the Acquired Funds shall consist of all of the Acquired Funds' property, including, without limitation, all Investments (as defined below), cash and dividends or interest receivables which are owned by the Acquired Funds, and any deferred or prepaid expenses shown as an asset on the books of the Acquired Funds, as of the Valuation Time described in Section 4. As used in this Agreement, the term "Investments" shall mean the Acquired Funds' investments shown on the statements of assets and liabilities at December 31, 2002 referred to in Section 2(c) hereof, as supplemented with such changes as Montgomery, on behalf of the Acquired Funds, shall make after December 31, 2002 only in the ordinary course of its business.

          (c) Liabilities Assumed. Prior to the Exchange Date, Montgomery will discharge or cause to be discharged, or make provision for the payment of, all of the Acquired Funds' known liabilities, obligations and any unreconciled differences. The Acquiring Fund shall assume (and the Acquired Funds shall thereupon be relieved of) (i) those liabilities, expenses, costs and charges of the Acquired Funds reflected in the unaudited statements of assets and liabilities of the Acquired Funds as of the Valuation Time, prepared by or on behalf of Montgomery and the Acquired Funds as of the Valuation Time (A) in accordance with generally accepted accounting principles consistently applied from and after December 31, 2002, and (B) pursuant to an "agreed upon procedures" audit to be conducted by PricewaterhouseCoopers LLP ("PWC") and paid for by GGI as of the Valuation Time in accordance with generally accepted accounting principles consistently applied, such audit to include an independent valuation by PWC of all Acquired Fund assets; and (ii) normal and reasonable operating expenses,

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     costs and charges unknown at the Valuation Time, but excluding, without limitation, liabilities, expenses, costs and charges involving or relating to any legal, administrative or other enforcement proceedings as well as other extraordinary items ((i) and (ii) collectively referred to hereafter as the "Stated Liabilities").

          (d) Liquidation and Dissolution. Upon consummation of the transactions described in Sections 1(a), 1(b) and 1(c) above, each Acquired Fund shall distribute to its shareholders of record as of the Exchange Date the Acquiring Fund Shares received by it, each Acquired Fund shareholder of record thereof being entitled to receive that number of Acquiring Fund Shares equal in aggregate value to the value of the shares of beneficial interest, $0.01 par value, of the Acquired Fund held by such shareholder on such date, with shareholders of an Acquired Fund receiving Acquiring Fund Shares for Class R and Class A shares of that Acquired Fund. Montgomery shall take such further action as may be required, necessary or appropriate under Montgomery's Declaration of Trust, Massachusetts law and the Code to effect the complete liquidation and dissolution of the Acquired Funds. Montgomery, through its administrator, will fulfill all of its reporting and filing requirements under the 1940 Act, that arise both before and after the Exchange Date, including, without limitation, filing final tax returns and a final Form N-SAR, on behalf of the Acquired Funds.

2. Representations, Warranties and Agreements of Montgomery. Montgomery represents and warrants to and agrees with GMF and the Acquiring Fund that:

          (a) Montgomery is a business trust validly existing and in good standing under the laws of the Commonweatlh of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Each Acquired Fund is a legally designated, separate series of Montgomery.

          (b) Montgomery is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. Montgomery has elected to qualify and has qualified each of the Acquired Funds as a regulated investment company under Part I of Subchapter M of the Code as of and since such Acquired Fund's first taxable year, and each Acquired Fund is qualified and intends to continue to qualify as a regulated investment company for its current taxable year and for its taxable period ending upon its liquidation.

          (c) The statements of assets and liabilities, including the statements of investments as of June 30, 2002, and the related statements of operations for the year then ended, and statements of changes in net assets for each of the two years in the period then ended, for the Acquired Funds, such statements having been audited by PricewaterhouseCoopers LLP, independent auditors of Montgomery, have been furnished to GMF. The unaudited statements of assets and liabilities, including the statements of investments as of December 31, 2002, and the related statements of operations and statements of changes in net assets for the period then ended, for the Acquired Funds, have been furnished to GMF. Such statements of assets and liabilities fairly present the financial position of the Acquired Funds as of such dates and such statements of

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     operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles, and there are no known material liabilities of the Acquired Funds as of such dates which are not disclosed therein.

          (d) The prospectus of the Acquired Funds dated October 31, 2002 and its related Statement of Additional Information dated October 31, 2002, each as amended to date and as hereafter may be amended from time to time (together, the "Montgomery Prospectus"), in the form filed by or on behalf of Montgomery under the Securities Act of 1933, as amended (the "1933 Act"), with the U.S. Securities and Exchange Commission (the "Commission") and previously furnished to GMF, did not as of their date, do not as of the date hereof, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Except as may have been previously disclosed in writing to GMF, there are no material legal, administrative or other proceedings pending or, to the knowledge of Montgomery, threatened against Montgomery or any Acquired Fund. Montgomery knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated by this Agreement.

          (f) There are no material contracts outstanding to which Montgomery, on behalf of any Acquired Fund, is a party, other than as disclosed in the Montgomery Prospectus or to GMF in writing, and there are no such contracts or commitments (other than this Agreement) which will be terminated with liability to Montgomery or any Acquired Fund on or prior to the Exchange Date.

          (g) The Acquired Funds have no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to them on the statements of assets and liabilities at December 31, 2002, and those incurred since that date in the ordinary course of Montgomery's business as an investment company and of a similar nature to and consistent with those shown on such statements of assets and liabilities at December 31, 2002. The Acquired Funds have not incurred, and will not incur, any liability of a material nature, contingent or otherwise, other than those incurred in the ordinary course of Montgomery's business as an investment company and of a similar nature to and consistent with those shown on such statements of assets and liabilities at December 31, 2002, from and after December 31, 2002, and through the Exchange Date, without the prior express written consent of GMF.

          (h) The Investments include, and as of the Exchange Date will include, only those securities or investments described in the Montgomery Prospectus and that are consistent with, and as of the Exchange Date will be consistent with, the investment objective, policies and restrictions of the applicable Acquired Fund in all material respects.

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          (i) Montgomery and the Acquired Funds have filed or will file all federal, state and local tax returns which, to the knowledge of Montgomery's officers, are required to be filed by Montgomery and the Acquired Funds and have paid or will pay all federal, state and local taxes shown to be due on said returns or on any assessments received by Montgomery or the Acquired Funds. All tax liabilities of Montgomery and the Acquired Funds have been adequately provided for on their books, and no tax deficiency or liability of Montgomery or the Acquired Funds has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

          (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 2(l), Montgomery and the Acquired Funds will have full right, power and authority to assign, transfer and deliver the Investments and any other of the Assets to be transferred to GMF and the Acquiring Fund pursuant to this Agreement. On the Exchange Date, subject only to the delivery of the Investments and any such other Assets and the assumption of Stated Liabilities as contemplated by this Agreement, GMF and the Acquiring Fund will acquire the Investments and any such other Assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Montgomery or any Acquired Fund and, except as described in Section 2(k), without any restrictions upon the transfer thereof.

          (k) No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Montgomery or GMF, except as previously disclosed to GMF by Montgomery prior to the date hereof.

          (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Montgomery or any Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or Blue Sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or state laws applicable to business trusts.

          (m) The registration statement (the "N-14 Registration Statement") to be filed with the Commission by GMF on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and the proxy statement of Montgomery included therein (the "Proxy Statement"), on the effective date of the N-14 Registration Statement and insofar as they relate to Montgomery and the Acquired Funds, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 6 below and on the Exchange Date, the prospectus contained in the N-14 Registration Statement of which the Proxy Statement is a part, as amended or supplemented by any amendments or supplements filed with the Commission by GMF (together, the "N-14 Prospectus"), insofar as it relates to Montgomery and the Acquired Funds, will not contain any untrue statement of a material fact or omit to state a material

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     fact required to be stated therein or necessary to make the statements therein not misleading.

3. Representations, Warranties and Agreements of GMF. GMF represents and warrants to and agrees with Montgomery and the Acquired Funds that:

          (a) GMF is a business trust validly existing under the laws of the State of Ohio and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement. The Acquiring Fund is a legally designated, separate series of GMF.

          (b) GMF is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. GMF has elected to qualify and has qualified the Acquiring Fund as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year, and Acquiring Fund is qualified and intends to continue to qualify as a regulated investment company.

          (c) The statements of assets and liabilities, including the statements of investments as of October 31, 2002, and the related statements of operations for the year then ended, and statements of changes in net assets for each of the two years in the period then ended, for the Acquiring Fund, such statements having been audited by PricewaterhouseCoopers LLP, independent auditors of GMF, have been furnished to Montgomery. Such statements of assets and liabilities fairly present the financial position of the Acquiring Fund as of such dates and such statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles, and there are no known material liabilities of the Acquiring Fund as of such dates which are not disclosed therein.

          (d) The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on the statements of assets and liabilities at October 31, 2002, and those incurred in the ordinary course of GMF's business as an investment company since that date and of a similar nature to and consistent with those shown on such statement of assets and liabilities at October 31, 2002.

          (e) The prospectus of the Acquiring Fund and the related Statement of Additional Information dated as of March 1, 2003, as supplemented or amended to date, in the forms filed by GMF with the Commission (together, the "Acquiring Fund Prospectus"), have been furnished to Montgomery and do not and will not as of the Exchange Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) Except as may have been previously disclosed to Montgomery, there are no material legal, administrative or other proceedings pending or, to the knowledge of

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     GMF, threatened against GMF or the Acquiring Fund. GMF knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated by this Agreement.

          (g) There are no material contracts outstanding to which GMF, on behalf of the Acquiring Fund, is a party, other than as disclosed in the Acquiring Fund Prospectus or to Montgomery in writing.

          (h) GMF and the Acquiring Fund have filed or will file all federal, state and local tax returns which, to the knowledge of GMF's officers, are required to be filed by GMF and the Acquiring Fund and have paid or will pay all federal, state and local taxes shown to be due on such returns or on any assessments received by GMF or the Acquiring Fund. All tax liabilities of GMF and the Acquiring Fund have been adequately provided for on their books, and no tax deficiency or liability of GMF or the Acquiring Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

          (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by GMF or the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or state laws applicable to business trusts.

          (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 3(i), GMF and the Acquiring Fund will have full right, power and authority to acquire the Investments and any other Assets of the Acquired Funds and to assume the Stated Liabilities to be transferred to the Acquiring Fund pursuant to this Agreement.

          (k) The N-14 Registration Statement, the N-14 Prospectus and the Proxy Statement, on the effective date of the N-14 Registration Statement and insofar as they relate to GMF and the Acquiring Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 6 and on the Exchange Date, the N-14 Prospectus and the Proxy Statement, insofar as they relate to GMF and the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement made in reasonable reliance upon and in conformity with information furnished by

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     Montgomery or any Acquired Fund to GMF for use in the N-14 Registration
     Statement, the N-14 Prospectus or the Proxy Statement.

          (l) GMF has no plan or intention to issue additional shares of the Acquiring Funds following the Reorganizations except for shares issued in the ordinary course of GMF's business as an open-end investment company, nor does GMF have any plan or intention to redeem or otherwise reacquire any Acquiring Fund Shares issued to Acquired Fund shareholders pursuant to the Reorganizations, other than through redemptions arising in the ordinary course of that business. GMF will actively continue the Acquired Funds' business in the same manner that the Acquired Funds conducted it immediately before the Reorganizations, and GMF has no plan or intention to sell or otherwise dispose of a substantial portion of the Investments to be acquired by the Acquiring Fund in the Reorganizations, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain the status of the Acquiring Fund as a regulated investment company under Subchapter M of the Code.

          (m) The Acquiring Fund Shares to be issued by GMF have been duly authorized and, when issued and delivered by GMF to Montgomery pursuant to this Agreement and in accordance with the N-14 Registration Statement, will be legally and validly issued by GMF and will be fully paid and nonassessable and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof. Other than this Agreement, there are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Fund Shares.

          (n) The issuance of Acquiring Fund Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws, including the 1933 Act.

4. Exchange Date; Valuation Time. On the Exchange Date (as defined below), GMF will deliver to Montgomery a number of corresponding Acquiring Fund Shares having an aggregate net asset value equal to the value of the Assets of the Acquired Funds acquired by the Acquiring Fund, less the value of the Stated Liabilities of the Acquired Funds assumed, determined as hereafter provided in this Section 4.

          (a) Delivery of the Assets of the Acquired Funds to be transferred, assumption of the Stated Liabilities of the Acquired Funds to be assumed hereunder, and the delivery of Acquiring Fund Shares to be issued shall be made at the offices of GMF, at 9:00 A.M. on June 23, 2003, or at such other time, date, and location agreed to by Montgomery and GMF, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

          (b) The Assets of each Acquired Fund, less the Stated Liabilities to be assumed hereunder, will be computed as of the Valuation Time, using the valuation procedures set forth in the Montgomery Prospectus.

          (c) The net asset value of each of the Acquiring Fund Shares will be determined to the nearest full cent as of the Valuation Time, using the valuation

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     procedures set forth in the Acquiring Fund Prospectus. The Valuation Time shall be 4:00 P.M., Eastern time, on June 20, 2003, or such earlier or later day and time as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time"). In the event that at the Valuation Time either: (i) the New York Stock Exchange ("NYSE") or another primary exchange on which the portfolio securities of the Acquiring Fund or an Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (ii) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or an Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

          (d) The Acquiring Fund shall issue its Acquiring Fund Shares to Montgomery on a share deposit receipt registered in the name of Montgomery. Montgomery shall distribute in liquidation the Acquiring Fund Shares received by it hereunder pro rata to the shareholders of the Acquired Funds by redelivering such share deposit receipt to GMF's transfer agent, which will as soon as practicable make such modifications to the accounts for each former Acquired Fund shareholder as may be necessary and appropriate. On the Exchange Date, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.

          (e) The Acquiring Fund shall assume all Stated Liabilities of the Acquired Funds in connection with the acquisition of Assets except that recourse for assumed Stated Liabilities related to an Acquired Fund shall be limited to the Acquiring Fund. Other than the Stated Liabilities, neither GMF nor the Acquiring Fund shall assume any other liabilities of Montgomery or the Acquired Funds, whether accrued or contingent in connection with the acquisition of Assets and subsequent dissolution of the Acquired Funds or Montgomery or otherwise.

5.   Expenses, Fees, etc.

          (a) Except as set forth below, each of Montgomery and GMF shall be responsible for its respective fees and expenses of the Reorganizations. Notwithstanding the foregoing, GGI, the parent corporation to the investment adviser of the Acquiring Fund, will be responsible for all of Montgomery's and GMF's fees, costs and expenses relating to (i) the Reorganizations, including, but not limited to, the N-14 Registration Statement, all of Montgomery's proxy solicitation costs (including the costs of preparing, printing and mailing proxy materials, the Special Shareholders Meeting, preparing this Agreement and associated legal fees), consultants retained by the Board of Trustees of Montgomery to assist the Board in evaluating the terms of the Reorganizations, and any and all special meetings of the Board of Trustees of Montgomery as such meetings relate to the Reorganizations and the Acquired Funds, including, but not limited to, special meetings held on December 16, 2002, January 14, 2003, February 11, 2003, February 19, 2003 and March 5, 2003 (collectively, the "Reorganization Expenses"), and (ii) the cost of run-off errors and omissions insurance for the Trustees and officers of Montgomery

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     (limited only to matters related to the Acquired Funds and in a form reasonably acceptable to Montgomery and as described in Section 12 hereto).

          (b) Each of Montgomery, GMF, GGI and Commerzbank agrees to use its commercially reasonable best efforts to complete the Reorganizations. This agreement notwithstanding:

               (i) Should either Montgomery or GMF, in good faith, choose for commercially reasonable reasons to abandon one or more of the Reorganizations prior to their completion, or if such Reorganizations cannot be completed other than for a reason set forth in (ii), (iii), or
     (iv) below (collectively, the "Abandoned Reorganizations" and each, an "Abandoned Reorganization"), then the aggregate Reorganization Expenses that are reasonably related to the Abandoned Reorganization(s) shall be paid equally by each of GGI and Commerzbank.

               (ii) Should GMF (or GGI, as the case may be) breach or cause to be breached a material provision of this Agreement resulting in a failure to complete one or more of the Reorganizations, then GGI will bear 100% of the Reorganization Expenses that are reasonably related to the Reorganization(s) that are not completed for such reason.

               (iii) Should Montgomery breach or cause to be breached a material provision of this Agreement resulting in a failure to complete one or more of the Reorganizations, then Commerzbank will bear 100% of the Reorganization Expenses that are reasonably related to the Reorganization(s) that are not completed for such reason.

               (iv) Should any of the Reorganizations not receive the requisite vote of shareholders to approve such Reorganization(s), then GGI will bear 100% of the Reorganization Expenses that are reasonably related to the Reorganization(s) that are not completed for such reason.

          (c) In no event will GGI or GMF be responsible for or pay for any fees, expenses or costs associated with terminating any contracts to which Montgomery or any Acquired Fund is a party.

6.   Special Meeting of Shareholders; Dissolution

          (a) Montgomery agrees to call a special meeting of shareholders of the Acquired Funds as soon as is practicable for the purpose of considering the transfer of all of the Assets, subject to Stated Liabilities, of the Acquired Funds to the Acquiring Fund as herein provided, authorizing and approving this Agreement, and authorizing and approving the liquidation and dissolution of the Acquired Funds, and it shall be a condition to the obligations of each of the parties hereto that the holders of shares of beneficial interest, $0.01 par value, of the Acquired Funds shall have approved this Agreement, and the transactions contemplated herein, including the liquidation and dissolution of the Acquired Funds, in the manner required by law and Montgomery's Declaration of Trust at such a meeting on or before the Valuation Time. Certified copies

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     of the results evidencing such approval shall be promptly delivered to GMF after such special meeting.

          (b) Montgomery agrees that the liquidation and dissolution of the Acquired Funds will be effected in the manner provided in Montgomery's Declaration of Trust and in accordance with applicable law, and that it will not make any distribution of any Acquiring Fund Shares to the shareholders of the Acquired Funds without first paying or adequately providing for the payment of all of the Acquired Funds' known debts, obligations and liabilities.

          (c) Each of Montgomery and GMF will cooperate with the other and will use its reasonable best efforts to complete and file the N-14 Registration Statement and otherwise to complete the Reorganizations, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the N-14 Registration Statement, including the N-14 Prospectus and the Proxy Statement included therein.

7. Conditions of Montgomery's Obligations. The obligations of Montgomery hereunder shall be subject to the following conditions:

          (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of the Acquired Funds, shall have been approved by the Board of Trustees of GMF and the shareholders of the Acquired Funds in the manner required by law.

          (b) As of the Valuation Time and as of the Exchange Date, all representations and warranties of GMF made in this Agreement are true and correct in all material respects as if made at and as of such dates, GMF and the Acquiring Fund have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and GMF shall have furnished to Montgomery a statement, dated the Exchange Date, signed by GMF's Secretary and Treasurer (or other financial officer) certifying satisfaction of this condition 7(b) as of such dates.

          (c) There shall not be any material litigation or administrative proceeding pending or overtly threatened with respect to the matters contemplated by this Agreement.

          (d) Montgomery shall have received an opinion of Stradley Ronon Stevens & Young LLP in form reasonably satisfactory to Montgomery, and dated the Exchange Date, to the effect that (i) GMF is a business trust validly existing under the laws of the State of Ohio, (ii) the Acquiring Fund is a legally designated, separate series of GMF, (iii) GMF is registered as an open-end management investment company under the 1940 Act, and, to the knowledge of such counsel, GMF's registration with the Commission as an investment company is in full force and effect, (iv) the Acquiring Fund Shares to be delivered to Montgomery as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by

     GMF and no shareholder of GMF has any preemptive right to subscription or purchase in respect thereof, (v) this Agreement has been duly authorized, executed and delivered by GMF, and assuming due authorization, execution and delivery of this Agreement by Montgomery, is a valid and binding obligation of GMF, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (vi) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate GMF's Amended Declaration of Trust or its By-Laws or any provision of any agreement known to such counsel to which GMF or the Acquiring Fund is a party or by which it is bound, (vii) the N-14 Registration Statement has been declared effective by the Commission and, to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by GMF or the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or Blue Sky laws, or as may be required under state laws applicable to business trusts, (viii) in the ordinary course of such counsel's representation of GMF and the Acquiring Fund, and without having made any investigation, such counsel does not know of any legal or governmental proceedings (only insofar as they relate to the Acquiring Fund) existing on or before the date(s) of mailing of the Proxy Statement or the Exchange Date, which are required to be described in the Proxy Statement or to be filed as an exhibit thereto that are not described or filed as required, (ix) in the ordinary course of such counsel's representation of GMF and the Acquiring Fund, and without having made any investigation, and except as otherwise disclosed, such counsel is not aware of any litigation or administrative proceeding or investigation before any court or governmental body that is presently pending or threatened as to the Acquiring Fund or any of its properties or assets, and to the knowledge of such counsel, GMF and the Acquiring Fund are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects GMF's and the Acquiring Fund's business, and (x) based on a review of the N-14 Prospectus and Proxy Statement (including any supplement or amendments thereto) in the form then most recently filed with the Commission and without making any other investigation, such counsel is not aware that those documents, as they relate to GMF and the Acquiring Fund, contain any untrue statement of a material fact or omit to state a material fact required to be started therein or necessary to make the statements therein not misleading. In rendering such opinion Stradley Ronon Stevens & Young LLP may incorporate certain reasonable and customary exclusions and limitations and may rely on certain reasonable assumptions and certifications of fact received from GMF and its officers.

          (e) Montgomery shall have received an opinion of Stradley Ronon Stevens & Young LLP addressed to Montgomery and GMF and in a form reasonably satisfactory to Montgomery dated the Exchange Date, with respect to the matters specified in Section 8(e) of this Agreement. In rendering such opinion Stradley Ronon Stevens & Young LLP may rely on certain reasonable assumptions and certifications of fact received from GMF and Montgomery.

          (f) All necessary proceedings taken by GMF in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Montgomery, Paul, Hastings, Janofsky & Walker LLP and Stradley Ronon Stevens & Young LLP.

          (g) The N-14 Registration Statement shall have become effective under the 1933 Act and any applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Montgomery, contemplated by the Commission or any state regulatory authority.

          (h) GMF and Montgomery shall have received from the Commission or other parties all required consents, orders and permits with respect to the Reorganization.

          (i) As of the Exchange Date, there shall have been no material change in the investment objective, policies and restrictions of the Acquiring Fund or any material change in the investment management fees, other fees payable for services provided to the Acquiring Fund, or any fee waiver or expense reimbursement undertakings of the Acquiring Fund from those objectives, policies, restructions, fee amounts and undertakings of the Acquiring Fund described in the Proxy Statement.

          (j) As of the Exchange Date, GMF's fidelity bond for the Acquiring Fund shall meet all applicable requirements under the 1940 Act based on the level of the Acquiring Fund's assets immediately after the Exchange Date.

          (k) GMF shall have executed and delivered to Montgomery an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Acquiring Fund will assume all of the Stated Liabilities of the Acquired Funds as described in Section 1(c) hereof in connection with the transactions contemplated by this Agreement; provided that recourse for Stated Liabilities relating to an Acquired Fund shall be limited to the Acquiring Fund.

          (l) Montgomery shall have received a memorandum addressed to Montgomery and GMF, in form and substance reasonably satisfactory to them, prepared by BISYS Fund Services, Inc. concerning compliance with each relevant state's securities laws in connection with GMF's issuance of the Acquiring Fund Shares.

          (m) GGI has procured for the Trustees and officers of Montgomery the insurance coverage as described in Sections 5 and 12 of this Agreement.

          (n) GGI shall have, pursuant to Section 5 of this Agreement, paid or reimbursed Montgomery for all Reorganization Expenses reasonably incurred by Montgomery and that have been promptly submitted to GGI a reasonable period of time prior to the Exchange Date.

8. Conditions of GMF's Obligations. The obligations of GMF and the Acquiring Fund hereunder shall be subject to the following conditions:

          (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of the Acquired Funds, shall have been approved by the Board of Trustees of Montgomery and shareholders of the Acquired Funds in the manner required by law.

          (b) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Montgomery made in this Agreement are true and correct in all material respects as if made at and as of such dates, Montgomery and the Acquired Funds have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to each of such dates, and Montgomery shall have furnished to GMF a statement, dated the Exchange Date, signed by Montgomery's [Chairman] and Treasurer (or other financial officer) certifying satisfaction of this condition 8(b) as of such dates.

          (c) There shall not be any material litigation or administrative proceeding pending or overtly threatened with respect to the matters contemplated by this Agreement.

          (d) GMF shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP, in form reasonably satisfactory to GMF and dated the Exchange Date, to the effect that (i) Montgomery is a business trust validly existing [and in good standing] under the laws of the Commonwealth of Massachusetts, (ii) each Acquired Fund is a legally designated, separate series of Montgomery, (iii) Montgomery is registered as an open-end management investment company under the 1940 Act, and, to the knowledge of such counsel, Montgomery's registration with the Commission as an investment company is in full force and effect, (iv) this Agreement has been duly authorized, executed and delivered by Montgomery and, assuming due authorization, execution and delivery of this Agreement by GMF, is a valid and binding obligation of Montgomery, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (v) Montgomery has the business trust power to assign, convey, transfer and deliver the Investments and other Assets contemplated hereby, (vi) the execution and delivery of this Agreement did not and the consummation of the transactions contemplated hereby will not, violate Montgomery's Declaration of Trust or By-Laws, as amended, or any provision of any agreement known to such counsel to which Montgomery is a party or by which it is bound, (vii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Montgomery of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or Blue Sky laws or state laws applicable to business trusts, (viii) in the ordinary course of such counsel's representation of Montgomery and the Acquired Funds, and without having made any investigation, such counsel does not know of any legal or governmental proceedings (only insofar as they relate to an Acquired Fund) existing on or before the date(s) of mailing of the Proxy Statement or the Exchange Date, which are required to be described in the Proxy Statement or to be filed as an exhibit thereto that are not described or filed as required, (ix) in the ordinary course of such counsel's representation of Montgomery and the Acquired Funds, and without having made any investigation, and except as otherwise disclosed, such counsel is not aware of any litigation or administrative proceeding or investigation before any court or governmental body that is presently pending or threatened as to Montgomery or an Acquired Fund or any of its properties or assets, and to the knowledge of such counsel, Montgomery and the Acquired Funds are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects Montgomery's and the Acquired Funds' business, and (x) based on a review of the N-14 Prospectus and Proxy Statement (including any supplement or amendments thereto) in the form then most recently filed with the Commission and without making any other investigation, such counsel is not aware that those documents, as they related to Montgomery and the Acquired Funds, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In rendering such opinion, Paul, Hastings, Janofsky & Walker LLP may incorporate certain reasonable and customary exclusions and limitations and may rely upon certain reasonable and customary assumptions and certifications of fact received from Montgomery and its officers, and such opinion shall be limited to matters of federal and California law and the business trust law of the Commonwealth of Massachusetts.

          (e) GMF, on behalf of the Acquiring Fund, shall have received an opinion of Stradley Ronon Stevens & Young LLP, addressed to GMF and Montgomery, in form reasonably satisfactory to GMF and dated the Exchange Date, to the effect that for federal income tax purposes (i) the acquisition by the Acquiring Fund of all of the assets of the Acquired Funds as provided for in the Agreement in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the Stated Liabilities of the Acquired Funds, followed by the distribution by the Acquired Funds to their shareholders of the Acquiring Fund Shares in complete liquidation of the Acquired Funds, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Funds and the Acquiring Fund each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code: (ii) no gain or loss will be recognized by the Acquired Funds upon the transfer of all of their assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and Acquiring Fund's assumption of Acquired Funds' Stated Liabilities pursuant to Section 361(a) and Section 357(a) of the Code; (iii) no gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the assets of the Acquired Funds in exchange for the Acquiring Fund Shares pursuant to Section 1032(a) of the Code; (iv) no gain or loss will be recognized by the Acquired Funds upon the distribution of the Acquiring Fund Shares to their shareholders in complete liquidation of the Acquired Funds (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code; (v) the basis of the assets of the Acquired Funds received by the Acquiring Fund will be the same as the basis of these assets to the Acquired Funds immediately prior to the exchange pursuant to Section 362(b) of the Code; (vi) the holding period of the assets of the Acquired Funds received by the Acquiring Fund will include the period during which such assets were held by the Acquired Funds pursuant to Section 1223(2) of the Code; (vii) no gain or loss will be recognized by the shareholders of the Acquired Funds upon the exchange of their Acquired Fund Shares for Acquiring Fund Shares (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code; (viii) the basis of the

     Acquiring Fund Shares received by the shareholders of the Acquired Funds (including fractional shares to which they may be entitled) will be the same as the basis of the Acquired Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code; (ix) the holding period of the Acquiring Fund Shares received by the shareholders of the Acquired Funds (including fractional shares to which they may be entitled) will include the holding period of the Acquired Fund Shares surrendered in exchange therefor, provided that the Acquired Fund Shares were held as a capital asset pursuant to Section 1223(1) of the Code on the Closing Date; (x) the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the "Treasury Regulations"), the items of the Acquired Funds described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations. In rendering such opinion, Stradley Ronon Stevens & Young LLP may assume that the Reorganizations are carried out in accordance with the terms of this Agreement, the laws of the Commonwealth of Massachusetts and the State of Ohio, and rely upon certain reasonable and customary assumptions and certifications of fact received from GMF and Montgomery.

          (f) The N-14 Registration Statement shall have become effective under the 1933 Act and any applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of GMF, contemplated by the Commission or any state regulatory authority.

          (g) All necessary proceedings taken by Montgomery in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to GMF, Paul, Hastings, Janofsky & Walker, LLP and Stradley Ronon Stevens & Young LLP.

          (h) Prior to the Exchange Date, each Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended June 30, 2002 and the short taxable year beginning on July 1, 2002 and ending on the Valuation Time (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended June 30, 2002 and the short taxable year beginning July 1, 2002 and ending on the Valuation Time (after reduction for any capital loss carryover).

          (i) Montgomery shall have duly executed and delivered to GMF a bill of sale, assignment, certificate and other instruments of transfer ("Transfer Documents") as GMF reasonably may deem necessary or desirable to transfer all of Montgomery's entire right, title and interest in and to the Investments and all other Assets of the Acquired Funds to the Acquiring Fund.

          (j) Montgomery shall have delivered, or caused to be delivered, to GMF, on behalf of the Acquiring Fund, information, in a form reasonably satisfactory to GMF, concerning the tax basis of the Acquired Funds in all Investments transferred to the Acquiring Fund, together with shareholder information including (A) the names, addresses and taxpayer identification number of shareholders of the Acquired Funds as of the Exchange Date, (B) the number of shares in the Acquired Funds owned by each shareholder, (C) the dividend reinvestment elections applicable to each shareholder of the Acquired Funds, and (D) the backup withholding and nonresident alien withholding certifications, notices or records on file with the Acquired Funds with respect to each shareholder.

          (k) GMF and Montgomery shall have received from the Commission or other parties all required consents, orders and permits with respect to the Reorganization.

          (l) As of the Exchange Date, there shall have been no material change in the investment objectives, policies and restrictions of the Acquired Funds nor any material change in the investment management fees, other fees payable for services provided to each Acquired Fund, or any fee waiver or expense reimbursement undertakings of the Acquired Funds from those objectives, policies, restrictions, fee amounts and undertakings of the Acquired Funds described in the Proxy Statement.

9. Severability. Subject to the conditions set forth in this Agreement and notwithstanding anything herein which may be construed to the contrary, the failure of one of the Acquired Funds to consummate the transactions contemplated hereby shall not, or to comply with the conditions set forth in Section 8 of this Agreement may not, affect the consummation or validity of the Reorganization with respect to the other Acquired Fund, and the provisions of this Agreement shall be construed to effect this intent, including, without limitation, as the context requires, construing the term "Acquired Fund" as meaning only that series of Montgomery that is involved in the Reorganization as of the Exchange Date.

10.  Termination.

          (a) A majority of a party's Board of Trustees may terminate this Agreement with respect to the Acquiring Fund or the Acquired Funds, as appropriate, if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied on the Exchange Date; (ii) it becomes reasonably apparent to the party's Board of Trustees that the other party will not be able to satisfy such conditions precedent on the Exchange Date; or (iii) the party's Board of Trustees determines that the consummation of the Reorganizations are not in the best interests of its shareholders and gives notice to the other party.

          (b) GMF and Montgomery may also, by mutual consent of their respective Trustees, terminate this Agreement, and GMF or Montgomery, after consultation with counsel and by consent of their respective Trustees or an officer authorized by such Trustees may, subject to Section 11 of this Agreement, waive any condition to their respective obligations hereunder.

11. Sole Agreement; Governing Law; Amendments. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

          This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officer of GMF and Montgomery; provided, however, that following the special meeting of the Acquired Funds' shareholders called by Montgomery pursuant to Section 7 of this Agreement, no such amendment may have the effect of altering or changing the amount or kind of shares received by Montgomery, or altering or changing to any material extent the amount or kind of liabilities assumed by GMF and the Acquiring Fund, or altering or changing any other terms and conditions of the Reorganizations if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the Acquired Funds' shareholders without their further approval.

          This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

12. Insurance. GGI shall provide, for a period of not less than five years from the Exchange Date, errors and omissions insurance coverage covering the Trustees and officers of Montgomery (limited only to matters related to the Acquired Funds). Such errors and omissions insurance policy shall contain terms and shall provide coverage that are no less favorable than those contained in or provided by the errors and omissions insurance policy currently in effect covering the Trustees and officers of Montgomery.

13. Indemnification. GGI agrees that it, or a corporate affiliate that it may designate ("Gartmore"), shall indemnify, defend and hold harmless Montgomery's Trustees and the following officers of Montgomery (and any duly appointed replacement of such officers) (collectively, the "officers" and each, an "officer"): R. Stephen Doyle (Chairman), Johanne Castro (Assistant Secretary) and Elaine Lee (Assistant Secretary) against and from all losses, claims, demands, liabilities and expenses, including, without limitation, reasonable legal and other expenses incurred in defending claims of liabilities, arising out of or based upon actions or failures to act or omissions by the Trustees and such officers, as the case may be, with respect to an Acquired Fund as part of the Reorganizations, but only to the extent that such losses, claims, demands, liabilities and expenses are not covered by the liability insurance that Gartmore is required to obtain on behalf of and for the benefit of the Trustees and officers as set forth in Sections 5 and 12 above (but including the expenses, if any, of resolving any coverage issue under such liability insurance policy); provided, however, such indemnity shall not extend to losses, claims, demands, liabilities and expenses arising out of or based upon actions or omissions of the Trustees or the officers, as the case may be, that constitute willful misconduct, bad faith, gross negligence or reckless disregard by the Trustees or the officers, as the case may be, of their duties involved in the conduct of their respective offices.

14. Updating of Form N-14 Registration Statement. If at any time prior to the effective time of the Reorganization a party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made in the N-14 Registration Statement, the party discovering the item shall notify the other parties and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

15. Notices. Any notice, report, statement, certificate or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telecopy, certified mail or overnight express courier to:

          For the Acquired Fund:

          Dana Schmidt, President
          Montgomery Asset Management, LLC
          101 California Street
          San Francisco, CA 94111

          With a copy to:

          Julie Allecta
          Paul, Hastings, Janofsky & Walker LLP
          55 Second Street, 24th Floor
          San Francisco, CA 94105

          For the Acquiring Fund:

          Steve Johnson, Director of Strategic Planning
          Gartmore Global Investments, Inc.
          1200 River Road
          Conshohocken, PA 19428

          With copies to:

          Sharon Hayman, Director, Product Development
          Gartmore Global Investments, Inc.
          1200 River Road
          Conshohocken, PA 19428

          Kristin Ives
          Stradley Ronon Stevens & Young LLP
          2600 One Commerce Square
          Philadelphia, PA 19103

16. GMF, Montgomery and their Trustees. The terms "Garmore Mutual Funds," "The Montgomery Funds," the "Trustees of Gartmore Mutual Funds" and the "Trustees of The Montgomery Funds" refer respectively to the Trusts created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended Declaration of Trust dated as of October 30, 1997 (with respect to Gartmore Mutual

     Funds) or under a Declaration of Trust dated as of May 10, 1990 (with respect to The Montgomery Funds), as such have been or may be amended from time to time, and to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Ohio and the Secretary of State of Commonwealth of Massachusetts, respectively, and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of GMF entered into in the name or on behalf thereof by any of GMF's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Gartmore Mutual Funds. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of GMF personally, but bind only the assets of the Acquiring Fund of GMF. The obligations of Montgomery entered into in the name or on behalf thereof by any of The Montgomery Funds' Trustees, representatives, or agents are not made individually, but only in their capacities with respect to The Montgomery Funds. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of Montgomery personally, but bind only the assets of the Acquired Fund of Montgomery. All persons dealing with any series of shares of GMF or Montgomery must look solely to the assets of GMF or Montgomery, as the case may be, belonging to such series for the enforcement of any claims against such trust.

THE MONTGOMERY FUNDS               GARTMORE MUTUAL FUNDS


By /s/ R. Stephen Doyle            By /s/ Gerald Holland
   -----------------------------      ------------------------------------------
   R. Stephen Doyle                       Gerald Holland  Treasurer - CFO
   Chairman, Board of Trustees

                                   GARTMORE GLOBAL INVESTMENTS, INC.
                                   (With respect to Sections 5, 12 and 13 and subsection 1(c)(i)(B) of this Agreement only)


                                   By /s/ Gerald Holland
                                      ------------------------------------------
                                          Gerald Holland  SR. V.P. - CAO


                                   COMMERZBANK AG
                                   (With respect to Section 5 of this Agreement only)


                                   By
                                      ------------------------------------------
                                          (Name)   (Title)